Exhibit 10.1

                              DISTRIBUTOR AGREEMENT

To: Name: ______________________________________ ("Distributor")

    Address: ______________________________________

             ______________________________________

    Telephone: ______________; Facsimile: __________________

From: NATIONAL PIZZA CORP.
      759 CEDAR FIELD COURT
      TOWN AND COUNTRY, MO 63017 ("NPCO")

     Thank you for agreeing to become a distributor of NPCO's pizza products! This agreement will describe the respective rights and obligations between NPCO and you. As your supplier, NPCO agrees to the following:

     i. To assist Distributor in securing the number of locations set forth in the Initial Order below for the NPCO products to be carried in __________(city), ___________(state).

     ii. Provide Distributor with form consignment agreements to be used for the NPCO pizza ovens at all of Distributor's locations;

     iii. To Install the NPCO pizza ovens at each location;

     iv. To provide Distributor with initial instructions on the functions and operations of the NPCO ovens;

     v. To provided Distributor with advertising materials at no cost to Distributor for the first order. After the first order, advertising materials will be supplied at NPCO's then current prices;

     vi. To provide parts and maintenance for the ovens. Depending on the nature of the parts or service required, there may be a charge for this.

     As NPCO's distributor, you agree to the following:

     a. To purchase 100% of the pizza to be sold to each of Distributor's location from NPCO at NPCO's then current prices;

     b. To service each location at least once per week to ensure the functionality of all equipment and the supply of pizza;
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     c.   To use and distribute all advertising materials provided by NPCO in a manner to maximize sales of the pizza products and awareness of the product and brand name;

     d. To comply with NPCO instructions and guidelines in the installation and operation of all NPCO pizza ovens;

     e. To permit NPCO to determine Distributor's initial locations and establish Distributor's route and territory;

     f. To operate and expand Distributor's route to the best of Distributor's ability.

     Distributor also understands and agrees that NPCO has made no guarantee or representations as to the securing of any specific locations, the profitability of the distributorship or any the realization of any profits. Distributor understands that there are no exclusive territories granted by NPCO to Distributor. Ownership of all NPCO pizza ovens shall be with Distributor upon delivery of same from NPCO.

     Distributor's Initial Order consists of 20 pizza ovens, 20 NPCO secured locations, and 120 dozen frozen pizzas. The Initial Order will include the requisite number of signs, pizza cutters, spices, business cards and NPCO's bookkeeping system.

     In order to effectuate the Initial Order and become a distributor, the initial payment due upon execution of this Agreement is US$8,500. Payment for the Initial Order may be made by cashier's or certified check, money order or bank draft. Payments thereafter may also be made by ordinary check.

     Distributor understands that NPCO makes no warranties, express or implied with respect to the pizza ovens or pizzas. This agreement may not be modified unless done so in writing and that no promises or representations have been made by NPCO that are not expressly set forth herein or in the accompanying Business Opportunity Disclosure document, a copy of which Distributor hereby acknowledges receipt of. The Initial Order is non-cancelable and that any monies paid hereunder are non-refundable.

Cont'd

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     Distributor is under no obligation to place any orders with NPCO for pizza or other merchandise after completion of the Initial Order.


AGREED AND ACCEPTED:

NATIONAL PIZZA CORP.                     Distributor.



By:___________________________           ______________________________

Title:________________________

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